UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

BRT REALTY TRUST
(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 8.01.	Other Information.

On February 29, 2016, through a joint venture in which we have a 60% interest, we acquired a 392 unit multi-family property located in Southaven, Mississippi for $35 million, inclusive of $28 million of mortgage debt obtained in connection with the acquisition. The mortgage matures in 2026, is interest only until 2021, and bears an interest rate of 4.24%.

On March 2, 2016, we sold a 464 unit multi-family property in Cordova, Tennessee for $31.1 million. We anticipate recognizing a gain of $6.1 million on the sale, of which approximately $1.9 million will be allocated to the non-controlling interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

March 8, 2016	By: /s/ David W. Kalish
David W. Kalish
Senior Vice President - Finance

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